Back to Form 8-K
Exhibit 99.1

WellCare Announces Closing of Notes

TAMPA, Fla. (Jun. 1, 2015) - WellCare Health Plans, Inc. (NYSE: WCG) announced today that it completed the issuance of $300 million aggregate principal amount of the company’s 5.75% senior unsecured notes due 2020 pursuant to a reopening of its existing series of such notes. The public offering of the notes was made pursuant to a registration statement and a related preliminary prospectus supplement filed by WellCare with the U. S. Securities and Exchange Commission (SEC). WellCare announced the offering of the senior notes on May 27, and the notes were priced the same day. The net proceeds will be used for general corporate purposes, including organic growth and working capital.

WellCare expects the interest expense associated with the additional senior unsecured notes to be approximately $0.13 per diluted share in 2015. The additional interest expense will not require WellCare to change its previously issued 2015 guidance for adjusted net income of $3.15 to $3.40 per diluted share.

About WellCare Health Plans, Inc.
Headquartered in Tampa, Fla., WellCare Health Plans, Inc. (NYSE: WCG) focuses exclusively on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans, to families, children, seniors and individuals with complex medical needs. The company served approximately 3.8 million members nationwide as of March 31, 2015.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, statements regarding WellCare's intended use of proceeds and financial outlook are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare's actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively estimate and manage growth, WellCare’s ability to address operational challenges relating to new business, WellCare’s ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, WellCare’s ability to estimate and manage medical benefits expense effectively, including through its vendors and WellCare’s ability to comply with the terms of the Corporate Integrity Agreement. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Forward-Looking Statements” and “Risk Factors” in WellCare's Annual Report on Form 10-K for the year ended December 31, 2014, and in WellCare's Quarterly Report on Form 10-Q for the period ended March 31, 2015 and other subsequent filings by WellCare with the U.S. Securities and

Exchange Commission, which contain discussions of WellCare's business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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CONTACTS:
Investor:
Angie McCabe
Vice President, Investor Relations
813-206-6958
angie.mccabe@wellcare.com

Media:
Crystal Warwell Walker
Senior Director, External Communications
813-206-2697
crystal.walker@wellcare.com

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